                                                                   EXHIBIT 10.12

                     SUBORDINATED REVOLVING PROMISSORY NOTE

$10,000,000                                            Dated:  December 15, 1998

        FOR VALUE RECEIVED, the undersigned, GLOBESPAN SEMICONDUCTOR INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of PARADYNE PARTNERS, L.P., a Delaware limited partnership ("Partnership"), or to any other holder of this Note (Partnership or such other holder being the "Payee"), the principal amount of TEN MILLION UNITED STATES DOLLARS (U.S. $10,000,000), or so much thereof as may then be outstanding, on May 1, 2003 (the "Maturity Date"). Subject to the terms and conditions of this Note, amounts borrowed pursuant to this Note may be repaid and reborrowed at any time during the term of this Note; provided, however, that after March 31, 2000, the aggregate amount of principal outstanding from time to time may not exceed FIVE MILLION UNITED STATES DOLLARS ($5,000,000). Both principal and interest hereunder are payable in lawful money of the United States of America to the Payee at its principal place of business at 201 Main Street, Suite 2420, Fort Worth, Texas 76102, or at such other place as the Payee may designate from time to time in writing (such principal place of business or other place being the "Payment Place"), in cash or other immediately available funds. Unless otherwise defined in the text of this Note, capitalized terms used herein shall have the meaning ascribed to such terms in Section 10.

        SECTION 1. INTEREST. The Company hereby promises to pay interest on the unpaid principal amount of this Note from the date hereof until this Note shall be paid in full in cash or other immediately available funds at the Applicable Rate, payable on the last calendar day of each month during the term hereof (the "Payment Date"), and computed on the basis of a year of 365/6 days for the actual number of days elapsed. Interest accruing pursuant to this Section 1 on the unpaid principal amount of this Note from and after the date hereof shall be payable in lawful money of the United States of America, in cash or other immediately available funds, to the Payee at the Payment Place. If the Payment Date or other date fixed for payment hereunder is not a Business Day, such payment date shall be extended to the next succeeding Business Day, and during any such extension, interest on the unpaid principal amount of this Note shall accrue and be payable at the Applicable Rate as set forth in this Section 1.

        SECTION 2. PAYMENT OF PRINCIPAL.

        (a) Scheduled Payment. Provided that no "Event of Default" (as defined in that certain Loan and Security Agreement by and among BankAmerica Business Credit, Inc. ["BABC"] and the Company dated as of May 15, 1998 [as amended, the "Loan Agreement"]) has occurred and is continuing or will result from such action, the Company shall, to the extent the unpaid principal amount of this Note on March 31, 2000, exceeds Five Million Dollars ($5,000,000), pay such excess on March 31, 2000. On the Maturity Date, the Company shall pay to the Payee, in cash or other immediately available funds, the entire unpaid principal amount of this Note plus all accrued and unpaid interest thereon.

        (b) Optional Prepayment. Provided that no "Event of Default" (as defined in the Loan Agreement) has occurred and is continuing or will result from such action, the Company may, at any time and from time to time, without premium or penalty, prepay all or a portion of the unpaid principal amount of this Note, together with unpaid accrued interest on the amount so prepaid to the date chosen for prepayment, payable in cash or other immediately available funds.

        SECTION 3. EVENTS OF DEFAULT.

        (a) For purposes of this Note, an "Event of Default" shall be deemed to have occurred upon:

               (i) any failure by the Company to pay all or any portion of principal or interest under this Note when the same shall be due and payable in accordance with the terms hereof, whether on the Maturity Date, by acceleration or otherwise, which failure continues unremedied for a period of 30 Business Days; or

               (ii) (A) the filing by the Company or any of its Significant Subsidiaries of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code (or corresponding provisions of future laws) or any other applicable bankruptcy, insolvency or similar law, or the filing by the Company or any of its Significant Subsidiaries of an answer consenting to or acquiescing in any such petition, (B) the making by the Company or any of its Significant Subsidiaries of any assignment for the benefit of its creditors, or the admission by the Company or any of its Significant Subsidiaries in writing of its inability to pay its debts as they become due, (C) the filing of (x) an involuntary petition against the Company or any of its Significant Subsidiaries under Title 11 of the United States Code, or any other applicable bankruptcy, insolvency or similar law (or corresponding provisions of future laws), (y) an application for the appointment of a custodian, receiver, trustee or other similar official for the Company or any of its Significant Subsidiaries for all or a substantial part of the assets of the Company or any of its Significant Subsidiaries or (z) an involuntary petition against the Company or any of its Significant Subsidiaries seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of the Company or any of its Significant Subsidiaries or any of the Company's or any such Significant Subsidiary's debts under any other federal or state insolvency law, provided that any such filing shall not have been vacated, set aside or stayed within a 45 day period from the date thereof, or (D) the entry against the Company or any of its Significant Subsidiaries of a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect.

        (b) Upon the occurrence and during the continuance of any Event of Default described in Section 3(a)(i) or (ii), the Payee may, by written notice to the Company, declare all or any portion of the unpaid principal amount of this Note and all interest accrued thereon to be immediately due and payable. Demand, presentment, protest and notice of non-payment are hereby waived by the Company.

        SECTION 4. REMEDIES CUMULATIVE. No failure to exercise or delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        SECTION 5. NOTICES. Any notices or other communications required or permitted hereunder shall be given in writing and personally delivered with receipt acknowledged or mailed, postage prepaid, via registered mail, return receipt requested, if to the Payee, at its address first set forth above or any other address notified in writing by the Payee to the Company, and if to the Company, at its address at 8545 126th Avenue North, Largo, Florida 33773,
Attention: Chief Financial Officer, with a copy to Texas Pacific Group, 201 Main Street, Suite 2420, Fort Worth, Texas 76102, Attention: Richard A. Ekleberry, or any other address notified in writing by the Company to the Payee. Any notice given in conformity with the foregoing shall be deemed given when personally delivered or upon the date of delivery specified in the registered mail receipt.

        SECTION 6. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with the law of the State of Florida as in effect from time to time, without giving effect to any choice of laws or conflict of laws principles thereof.

        SECTION 7. SEVERABILITY. If any provision of this Note is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of the holder hereof in order to effectuate the provisions hereof and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any other provision in any other jurisdiction, including the State of Florida.

        SECTION 8. SUCCESSORS AND ASSIGNS; TRANSFERABILITY. This Note shall be binding upon and inure to the benefit of the Payee and the Company and their respective transferees, successors and assigns.

        SECTION 9. REPLACEMENT OF NOTE. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and the Company's receipt of an indemnity agreement of the Payee reasonably satisfactory to the Company, the Company will, at the expense of the Payee, execute and deliver, in lieu thereof, a new Note of like terms.

        SECTION 10. DEFINITIONS

        (a) For purposes of this Note, the following terms have the following meanings:

               "Applicable Rate" means 8% per annum.

               "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Florida are authorized or required by law to close.

               "Company" shall have the meaning ascribed to such term in the first paragraph of this Note.

               "Holders" shall mean the Payee and each other holder of all or any portion of this Note.

               "Indebtedness" shall mean any indebtedness, whether or not contingent, for or in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property, including pursuant to capital leases (except any such balance that constitutes an accrued expense or a trade payable), if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such person or entity prepared on a consolidated basis in accordance with generally accepted accounting principles, and including, to the extent not otherwise included, the guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of the foregoing indebtedness.

               "Maturity Date" shall have the meaning ascribed to such term in the first paragraph of this Note.

               "Partnership" shall mean Paradyne Partners, L.P., a Delaware limited partnership.

               "Payee" shall have the meaning ascribed to such term in the first paragraph of this Note.

               "Payment Place" shall have the meaning ascribed to such term in the first paragraph of this Note.

               "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

               "Significant Subsidiary" shall mean a "significant subsidiary" of the Company as defined in Rule 1-02(v) of Regulation S-X under the Securities Exchange Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as said Regulation may be amended from time to time, or any other Subsidiary of the Company that has guaranteed or assumed any obligations of the Company under this Note.

               "Subsidiary" shall mean any person or entity of which at least a majority of the capital stock or other equity interest (including partnership interest) having ordinary voting power for the election of directors or other governing body of such person or entity is owned or controlled by the Company, directly or indirectly through one or more subsidiaries.

        (b) Unless otherwise provided herein, (i) the word "from" shall mean from and including and (ii) the words "to" or "until" shall mean to and until but excluding.

        (c) All referenced to "Sections" of this Note shall be to Sections of this Note unless otherwise specifically provided.

        SECTION 11. SUBORDINATION TO CREDIT AGREEMENT. This Note is issued as subordinate to the "Obligations" of the Company under the Loan Agreement in the manner and to the extent set forth in the Subordination Agreement dated May 15, 1998, among the Partnership, the Company, and BABC.

        SECTION 12. DESCRIPTIVE HEADINGS. The descriptive headings of this Note are inserted for convenience only and do not constitute a part of this Note.

        SECTION 13. PRIOR NOTE REPLACED. This Note is given (a) in renewal and extension of the unpaid balance of the Company's Subordinated Revolving Promissory Note dated May 15, 1998, in the original principal amount of $5,000,000, and payable to the order of the Partnership (the "Prior Note"), (b) to increase the amount of credit available to the Company from the date hereof to March 31, 2000, from $5,000,000 to $10,000,000, and (c) in substitution and replacement of the Prior Note. This Note also supersedes and replaces any other promissory note previously given in substitution and replacement of the Prior Note.

        IN WITNESS WHEREOF, each of the Company and the Payee has caused this Note to be executed by its duly authorized officer as of the day and year first written above.


                               GLOBESPAN SEMICONDUCTOR INC.


                               By:
                                 ----------------------------------------
                               Name:
                                   --------------------------------------
                               Title:
                                     ------------------------------------

                               PARADYNE PARTNERS, L.P.

                               By:    Paradyne GenPar, Inc.,
                                      its sole general partner

                               By:
                                 ----------------------------------------
                               Name:
                                   --------------------------------------
                               Title:
                                     ------------------------------------